CONSENT TO ACT AS DIRECTOR

TO : The Directors
TJGC GROUP LIMITED
British Virgin Islands

Dear Sir,

I hereby give my consent to act as Director of your Company.

Dated this

Yours faithfully,

LIN JUNTENG

China Passport No : [redacted]
Place of Birth: CHINA
Date of Birth: 30 MAY 1990
Nationality: CHINESE
Occupation: MERCHANT
Address: ROOM 1005 UNIT 1 BLOCK 5 BAOLI GARDEN SANDONG AVENUE HUADU DISTRICT GUANGZHOU GUANGDONG CHINA